FARMOUT AGREEMENT

This Farmout Agreement dated the 19th day of December, 2006 is

BETWEEN:

PTARMIGAN RESOURCES LTD., a body corporate having an office in the City of St. John’s in the Province of Newfoundland (hereinafter referred to as “Ptarmigan”)

AND

TEKOIL & GAS CORPORATION having an office in the City of St. John’s in the Province of Newfoundland (hereinafter referred to as “Tekoil”)

WHEREAS Ptarmigan has agreed to farmout a portion of their respective interest in the Farmout Lands to the Farmee (as defined below), and the Farmee has agreed to farmin on such interests on the terms set forth in this Agreement. In consideration of the mutual covenants and agreements set forth herein, the Parties have agreed as follows:

1.  Definitions

Each capitalized term used in this Agreement shall have the meaning given to it in the Farmout and Royalty Procedure, and in addition the following definitions shall apply:

(a)	“Additional Well” means an offshore well located in Exploration License #1069 drilled to a depth of 3,500 meters.

(b)	“Assignment Procedure” shall mean the 1993 CAPL Assignment Procedure, which by this reference is incorporated hereto;

(c)
“Contract Depth" for the Test Well, shall mean a depth sufficient to drill a minimum depth of 2000 meters; “Contract Depth” for the Additional Well shall mean a depth sufficient to drill a minimum depth of 3500 meters;

(d)	“Farmee” shall mean Tekoil:

(e)	“Farmor” shall mean Ptarmigan;

(f)	“Farmout Lands” shall mean the lands as set forth and described on Schedule “A” attached hereto and made a part of this Agreement;

(g)
“Farmout and Royalty Procedure” shall mean the 1997 CAPL Farmout and Royalty Procedure incorporating the elections and revisions hereto which are set forth in Schedule “B” attached hereto and made a part of this Agreement;

(h)	“Operating Procedure” shall mean the 1990 CAPL Operating Procedure which elections are set forth and described on Schedule “C” attached hereto;

(i)
“Test Well” means a directional well to be drilled from an onshore surface location in the area of Bottle Cove, Newfoundland into the Offshore Exploration License #1069 to a depth of 2000 meters and meeting the requirements of a “validation well” as set forth in the Exploration License 1069, specifically Schedule III, 1., (c) and (d).

(j)
“Seismic Program” means an offshore 3D seismic program which covers portions of license #1069 and, which is of a minimum 20 fold over an area at least 50,000 acres (78.125 square miles) of the area of license #1069.

2.  Schedules

The following schedules are attached hereto and made a part of this Agreement:

(a)	Schedule “A” that describes the Title Documents, Farmout Lands, Interests and encumbrances;

(b)	Schedule “B” which is the list of elections and amendments to the 1997 CAPL Farmout and Royalty Procedure;

(c)	Schedule “C” which is the list of elections and amendments to the 1990 CAPL Operating Procedure and 1988 PASC ACCOUNTING PROCEDURE;

(d)	Schedule “D” which is the CAPL 1993 NOTICE OF ASSIGNMENT

(e)	Schedule “E” which specifies the drilling information required to be supplied to all parties pursuant to the terms of the Farmout and Royalty Procedure.

3.  Deposit

Upon signing of this agreement Tekoil will provide a non-refundable deposit of $250,000 (Two hundred fifty thousand dollars) Canadian funds, to be paid to the Government of Newfoundland (CNLOPB) as required under the terms of the exploration license. Tekoil will forward the funds to Ptarmigan and Ptarmigan will immediately forward the funds to the CNLOPB.

4.  Test Well

Tekoil, as operator, subject to rig availability, surface accessibility and receipt of all regulatory approvals, will spud the Test Well on or before September 30, 2007 and shall continuously drill the Test Well to a Contract Depth of 2000 meters.

All costs risks and expenses associated with permitting, drilling, completion or abandonment of the Test Well, shall be shared as follows:

Ptarmigan	0.00%
Tekoil	100.00%

5.  Test Well Earning

Subject to Article 3.00 of the Farmout and Royalty Procedure, upon drilling the Test Well to Contract Depth and completing, capping or abandoning same, the Farmee shall earn the following interest, in the Farmout Lands:

(a)	an undivided 33.3% interest in the Farmout Lands (CNLOPB EL 1069).

Upon completion of the Test Well the Farmout Lands shall be held as follows:

Farmout Lands
Tekoil	33.3%
Ptarmigan	66.7%

6.  Operating Procedure and Farmout and Royalty Procedure

Tekoil shall be the operator of the Farmout Lands under the Operating Procedure and the Operating Procedure shall govern all joint operations. The 1997 CAPL Farmout and Royalty Procedure shall govern the relationship between the Parties with respect to the interest being earned by the Farmee in the Farmout Lands, subject in all respects to a Joint Operating Agreement among the Parties substantially in the form attached hereto as Exhibit 1.

7.  Seismic Program and earning

Farmee shall commence the Seismic Program on or before September 1, 2008. All costs to shoot the Seismic Program shall be shared as follows:

Tekoil	100.0%
Ptarmigan	0.0%

Upon completion of the Seismic Program, the Farmee shall have earned an additional 26.7% undivided interest in the Farmout Lands. Following completion of the Seismic Program the Farmout Lands shall then be held as follows:

Farmout Lands
Tekoil	60.0%
Ptarmigan	40.0%

Tekoil will supply all raw data and processed data from the seismic program from shots taken within the boundaries of the Farmout Lands to Ptarmigan as soon as such data becomes available.

The ownership of the Seismic Program as it relates to the Farmout Lands (Exploration License 1069) will be:

Tekoil	99%
Ptarmigan	1%

8.  Additional Well

Farmee may elect at any time following completion of the Test Well and completion of the 3D seismic program, upon one hundred and eighty days (180) days notice to Farmor, that the parties drill the Additional Well. All costs to drill the Additional Well shall be shared as follows:

Tekoil	60.0%
Ptarmigan	40.0%

If Farmor shall elect not to participate in the costs of the Additional Well or shall fail to provide its share of the costs thereof, all costs to drill the Additional Well shall be shared as follows:

Tekoil	100.0%
Ptarmigan	0.0%

And the Farmee shall have earned an additional 20% interest in the Farmout Lands. The Farmout Lands shall then and thereafter be held as follows:

Farmout Lands (Exploration License 1069)

Tekoil	80.0%
Ptarmigan	20.0%

9. Addresses for Service of Notices

The address for service of notices under this Agreement shall be:

PTARMIGAN RESOURCES LTD. 6 O'Brien's Hill St. John's, NL Canada A1B 4G4 FAX: 709 739 8893	TEKOIL & GAS CORPORATION 5036 Dr. Phillips Blvd. Suite 232 Orlando, FL 32819 Fax No.: (407) 996-8507

10. Conflict of Entire Agreement

The provisions contained in all documents, schedules and agreements collateral to this Agreement shall be read subject to this Agreement and in the event of any conflict between the provisions contained in the documents, schedules or agreements collateral hereto and the provisions of this Agreement, the provisions of this Agreement shall prevail.

11. Goods and Services Act

The Operator shall elect pursuant to Section 273 of the Excise Act of Canada to administer the Goods and Services Tax (“GST”) on behalf of the Parties hereto. Should a Party elect to take its share of production in kind, that Party shall be responsible for collecting and remitting the Goods and Services Tax directly to Revenue Canada on such party’s portion of the sales it takes in kind.

12. Limitations

The two (2) year period for seeking a remedial order under Section 3(1) of the Limitations Act S.A. 2000 C.L-12, as amended, for any claim (as defined in the Act) arising in connection with this Agreement is extended to:

(a)	for claims disclosed by an audit two years after the time this agreement is permitted that audit to be performed; or

(b)	for all other claims, four years.

13. Miscellaneous

(a)	This is the entire agreement between the parties relating to the Farmout Lands and the Title Documents;

(b)	This agreement supersedes and replaces all other agreements, documents, writings and verbal understandings between the parties relating to the Farmout Lands;

(c)	This Agreement, the Operating Procedure and the relationship between the parties shall be construed and enforced in accordance with the laws in effect in the Province of Alberta;

(d)	This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns;

(e)	This agreement may be executed in counterpart and when each party has executed a counterpart, all counterparts taken together shall constitute one agreement;

(f)	Farmor shall allow Farmee reasonable access to all of its records, files and other information concerning the Exploration License and the Farmout Lands during the term hereof.

This agreement may be executed by facsimile or electronic PDF form, in as many counterparts as is deemed necessary, and when so executed each such counterpart is as valid and binding on all parties hereto as every other such counterpart.

PTARMIGAN RESOURCES LTD.	TEKOIL & GAS CORPORATION

Per: /s/ Chris J. Pike	Per: /s/ Mark S. Western
Chris Pike	Mark Western

This is the execution page to the Farmout Agreement dated December 19, 2006 between PTARMIGAN RESOURCES LTD. and TEKOIL & GAS CORPORATION in the Western Newfoundland Offshore area

SCHEDULE “A”
Attached to and made part of a
Farmout Agreement dated December 19, 2006
between
Ptarmigan Resources Ltd. And Tekoil & Gas Corporation.

INTEREST NO.: EL 1069
PART I - LICENCE DATA

INTEREST
Type No.	Effective Date	Term
EL 1069	January 15, 2002	9 yrs.

LAND
Latitude	Longitude	Part	Sections
49°00'N	58°30'W	--	The portion in the offshore area.
49°00'N	58°45'W	--	All.
49°10'N	58°15'W	--	The portion in the offshore area, excluding sections 1-58.
49°10'N	58°30'W	--	The portion in the offshore area.
49°10'N	58°45'W	--	All.

OWNERSHIP
Interest Holders	Particular %
Ptarmigan Resources Ltd.
100.0% free and clear of all liens, claims and encumbrances as of the date hereof. Government royalty payment obligations shall be as set out by the Government regulations. Farmor warrants that upon earning, the interest earned by the Farmee will be transferred to the Farmee, free and clear of all liens, claims and encumbrances except for the applicable Government royalty.

Farmor also warrants that it will not place any lien, claim or encumbrance on any portion of or interest in the Farmout Lands until all earning in favor of Farmee under this Agreement has occurred. Any liens, claims or encumbrances thereafter placed by Farmor shall only burden Farmor’s interest in the Farmout Lands.

HECTARES:	140,210
REPRESENTATIVE:	Ptarmigan Resources Ltd.

Note: Information contained in Part I is information as of the effective date of the License. Any changes that may have occurred since the effective date are listed below in Part II.

PART II - NOTATIONS

DATE	REG. NO.	PARTICULARS
January 15, 2002	02007	Receipt and Registration of EL No. 1069.
August 1, 2006	02007 (amt)	Fundamental Decision 2006.02; adding section 1.1 and paragraph 5(iv) to Schedule III of EL 1069.

Note: Abstract Last Updated August 14, 2006

SCHEDULE “B”

Attached to and made part of a
Farmout Agreement dated December 19, 2006
between
Ptarmigan Resources Ltd. And Tekoil & Gas Corporation.

1997 CAPL FARMOUT AND ROYALTY PROCEDURE
ELECTIONS AND AMENDMENTS

1. Clause 1.01 (f) - Effective Date: December 1, 2006

2. Clause 1.01 (t) - not applicable

3. Clause 1.02- Incorporation of Provisions from 1990 CAPL Operating Procedure:
Clause 311 - Insurance Alternate A as amended

4. Article 4.00 - Option Wells: will ☑/ will not ☐ apply

5. Article 5.00 - Overriding Royalty: ☐/ will not ☑ apply

6. Article 6.00 - Conversion:  ☐/ will not ☑ apply

7. Article 8.00 (Area of Mutual Interest): ☐/ will not ☑ apply.

10. Clause 11.02 - Reimbursement of Land Maintenance Costs: ☐/ will not ☑ apply.

SCHEDULE “C”

Attached to and made part of a
Farmout Agreement dated December 19, 2006
between
Ptarmigan Resources Ltd. And Tekoil & Gas Corporation.

1990 CAPL OPERATING PROCEDURE

1-Clause 311 Insurance: Alternate A
311 A (i) increase amount to a minimum of $2,000,000.
311 A (ii) increase amount to a minimum of $2,000,000.

2-Clause 604  Marketing fee: Alternate A

3-Clause 903 Less than all parties participate: Alternate A

4-Clause 1007 Penalty where independent well results in production:
Development Wells: 300%
Exploratory Wells: 500%

5-Clause 1010(a)(iv) Title Preserving Wells: 365 days

6-Clause 2202
Contact info:
Ptarmigan Resources Ltd.
6 O’Brien’s Hill
St John’s, NL CANADA
A1B 4G4
Tel. (403) 874-2523 or (709) 739 0893
FAX: (709) 739 8893
Email. cjpike@shaw.ca or jim.wright@warp.nfld.net

Tekoil & Gas Corporation
5036 Dr. Phillips Blvd.
Suite 232
Orlando, FL 32819
Tel. (407) 996-8506
Fax (407) 996-8507
Email markw@tekoil.com

7-Clause 2401: Disposition of Interest A

8-Clause 2404: Deleted and Replaced with 1993 CAPL Assignment Procedure

1988 PASC ACCOUNTING PROCEDURE

Clause 105: Operating Advances Proportionate share of 10%

Clause 110: Approvals 2 or more parties totaling 65%

Clause 202(b): Labour
(1) Second Level Supervisors shall not be chargeable
(2) Technical Employees shall be chargeable

Clause 203(b): Employee Benefits 22%

Clause 217(a): Warehouse Handling
(1) 2.5% for tubular goods and other items new price over $5,000
(2) 5.0% of cost of all other material

Clause 302: Overhead Rates:
(a) For each Exploration Project
(1) 5% of first $50,000
(2) 3% of next $100,000
(3) 1% of cost exceeding (1) and (2)

(b) For each Drilling Well
(1) 3% of first $50,000
(2) 2% of next $100,000
(3) 1% of cost exceeding (1) and (2)

(c) For each Construction Project
(1) 5% of first $50,000
(2) 3% of next $100,000
(3) 1% of cost exceeding (1) and (2)

(d) For Operation and Maintenance:
(2) $250.00 per producing well per month.

Article IV: Pricing of Joint Materials,
Purchases, Transfers &
Dispositions $25,000 subject to approval.

Clause 501: Periodic Inventory 5 year intervals.

Schedule “D”

Attached to and made part of a
Farmout Agreement dated December 19, 2006
between
Ptarmigan Resources Ltd. And Tekoil & Gas Corporation.

1993 CAPL NOTICE OF ASSIGNMENT

(for reference only: general land description)

WHEREAS, by agreement ("Transfer Agreement") dated  , as Assignor, transferred and conveyed effective  , ("Transfer Date") an interest in property as more fully described below to _______________as Assignee; and

WHEREAS, Assignor and one or more parties ("Third Party") are subject to and bound by that certain Joint Operating Agreement dated December 19, 2006, made between, by or among Ptarmigan Resources Ltd. and Tekoil & Gas Corporation, as may have been amended, affecting the land or property therein described ("Master Agreement"); and

WHEREAS, in accordance with the terms and provisions of the Master Agreement, Assignor and Assignee intend to serve notice to Third Party to the Master Agreement of the transfer and conveyance as described in the Transfer Agreement.

NOW, THEREFORE, THIS NOTICE OF ASSIGNMENT WITNESSES THAT in consideration of the mutual advantages to the parties hereto, notice is hereby given, as follows:

1.	Assignor:
__________________
2.	Assignee:
__________________

3.	Current Third Parties to Master Agreement: __________________________________

4.	Assigned Interest: (Check A or B below):

A.	Transfer Agreement covers % of Assignor's entire undivided right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator ("Assigned Interest"); or

___B.
Transfer Agreement covers a portion of Assignor's right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator ("Assigned Interest"): In the event Alternative B is checked, the legal description of all lands and interests transferred and conveyed in the Transfer Agreement are identified on Schedule “A” hereto as “Assigned Interest”.

5.	Subject to Clause 7 of this Notice of Assignment, Assignor and Assignee, in accordance with the terms of the Transfer Agreement, acknowledge that:

a)	Assignor has transferred and conveyed the Assigned Interest to the Assignee as of the Transfer Date; and

b)	Assignee agrees to replace Assignor, on and after the Transfer Date, as a party to the Master Agreement with respect to the Assigned Interest; and

c)	Assignee agrees to be bound by and observe all terms, obligations and provisions in the Master Agreement with respect to the Assigned Interest on and after the Transfer Date.

6.	Subject to the terms and provision of the Transfer Agreement, Assignee on and after the Transfer Date:

a)
discharges and releases Assignor from the observance and performance of all terms and covenants in the Master Agreement and any obligations and liabilities which arise or occur under the Master Agreement with respect to the Assigned Interest; and

b)	does not release and discharge Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

7.
Assignee and Assignor agree that in all matters relating to the Master Agreement with respect to the Assigned Interest, subsequent to the Transfer Date and prior to the Binding Date, Assignor acts as trustee for the duly authorized agent of Assignee, and Assignee, for the benefit of the Third Party, ratifies, adopts and confirms all acts or omissions of Assignor in such capacity as trustee and agent.

8.
This Notice of Assignment shall become binding on all parties to the Master Agreement on the first day of the second calendar month following the month this notice is served on Third Party in accordance with the terms of the Master Agreement ("Binding Date"). In addition, Assignor and Assignee agree that they shall be solely responsible for any adjustment between themselves with respect to the Assigned Interest as to revenues, benefits, costs, obligations or indemnities, which accrue prior to the Binding Date.

9.	Assignor represents and certifies that this Notice of Assignment and its service are in compliance with all the terms and provisions of the Master Agreement.

IN WITNESS WHEREOF this Notice of Assignment has been duly executed by Assignor and Assignee on the date indicated for each below:

Assignor	Assignee

Per: _____________________________	Per: _____________________________

Per: _____________________________	Per: _____________________________

Date: _____________________________	Date: _____________________________

SCHEDULE “E”

Attached to and made part of a
Farmout Agreement dated December 19, 2006
between
Ptarmigan Resources Ltd. And Tekoil & Gas Corporation.

Required Drilling Information

Well Data Requirements

Company: ____________________	Date: ________________________

Fax #: _______________________	Well Name: ____________________

Attention: ____________________	Location: Western Newfoundland Offshore area

Ptarmigan Geological Contact: _______________________________________________________
Pursuant to the agreement or lease, please provide the following information for the above mentioned well.
Please provide one (1) paper copy and electronic/digital format as submitted to Government Agencies _________________

PRIOR TO SPUDDING:
Application for Well License
Well License & Amendments
Survey Plat
Geological Prognosis & drilling Program
Notice to spud

DURING DRILLING:
Daily Drilling Reports with Lithology
Detailed Cumulative Costs
Access to Samples and Cores Required
Special Notice before Coring, Testing & Logging
Preliminary Core Analysis
MWD data online live basis (PASON, WITS, wellview)
Final Prints of All Logs (2 copies, Include Diskette )
NOTE: During Office Hours, Please have Logs Delivered to Well Operations Administration ( address below )
Forty-Eight (48) Hours Abandonment Notice

WITHIN 30 DAYS AFTER DRILLING:
Geological Report including Core Descriptions, Sample
Descriptions ( detailed in 5m intervals ) & Lithology Log
Final Drill Stem Test Reports
Fluid Analysis ( Oil, Gas & Water )
Final Core Analysis Report

Final Directional Survey
Completion Program

DURING COMPLETION:
Daily Completion Reports ( Initial, Recompletion, Workovers, & Abandonments ) including details of all Perforations, Treatments and daily Production
Detailed Cumulative Costs

WITHIN 30 DAYS OF WORK PERFORMED:
Cased Hole Logs ( 2 copies )
Pressure and Deliverability Tests, Production tests, AOF Tests
Subsurface Pressure Surveys
Fluid Analysis (Oil, Gas & Water)

GOVERNMENT FORMS REQUIRED:
ALL Forms & Amendments filed with Government Agencies (within Government timelines), but not restricted to the following;
Well Drilling and Completion Data submission Reports(s)
Production reports, S1’s and S2’s (To be sent to Production Accounting Dept.)
when applicable - Log waiver, Core Analysis, Surface Casing Vent Leak Test, Lease Inspection Report
CNLOPB Reports

CONTACTS: Well Operations Administration
Ptarmigan TBD
email:
Phone:
Fax:

Send All Information to the Attention of: WELL OPERATIONS ADMINISTRATION
Mailing Address:
Ptarmigan Resources Ltd
6 O’Brien’s Hill
St. John’s, NL CANADA
A1B 4G4

EXHIBIT 1

Form of Joint Operating Agreement